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                                  EXHIBIT 5.1
               [Letterhead of Vedder, Price, Kaufman & Kammholz]

September 13, 2001



America West Airlines, Inc.
4000 E. Sky Harbor
Phoenix, Arizona 85034

RE:      AMERICA WEST AIRLINES, INC. PASS THROUGH CERTIFICATES, SERIES 2001-1
         EETC

Ladies and Gentlemen:

        We have acted as your special New York counsel in connection with the above referenced matter. You have asked us to provide you with an opinion in connection with the filing of a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in respect of the registration under the Securities Act of the Pass Through Certificates, Series 2001-1G (the "New Class G Certificates"), the Pass Through Certificates, 2001-1C (the "New Class C Certificates") and the Pass Through Certificates, Series 2001-1D (the "New Class D Certificates" and, together with the New Class G Certificates and the New Class C Certificates, the "New Certificates"), to be offered in exchange for all outstanding Pass Through Certificates, Series 2001-1G, Series 2001-1G and Series 2001-1D (collectively, the "Old Certificates"). Each of the New Class G Certificates, the New Class C Certificates and the New Class D Certificates represents or will represent a fractional undivided interest in the following corresponding pass through trusts: the America West Airlines Pass Through Trust, Series 2001-1G, the America West Airlines Pass Through Trust, Series 2001-1C and the America West Airlines Pass Through Trust, Series 2001-1D (collectively, the "Trusts"). The Trusts were formed pursuant to three separate pass through trust agreements, each dated as of May 17, 2001 (collectively, the "Pass Through Trust Agreements"), between America West Airlines, Inc. ("America West" or the "Company") and Wilmington Trust Company, as pass through trustee under each Trust (the "Trustee"). In its individual capacity, Wilmington Trust Company is herein referred to as "Wilmington Trust".

        In connection with this opinion letter, we have examined the Registration Statement, including the prospectus that forms a part of the Registration Statement (the "Prospectus"). We have also examined executed counterparts, forms or copies otherwise identified to our satisfaction of the following documents: the Pass Through Trust Agreements, the Exchange and Registration Rights Agreement, dated May 17, 2001 (the "Registration Rights Agreement"), and the forms of Old Certificates and New Certificates, each filed as an exhibit to the Registration Statement (collectively, the "Documents"). We have also examined and relied on originals or copies of such other documents, corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein and such other instruments as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed that (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective, (ii) the Pass
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America West Airlines, Inc.
September 13, 2001
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Through Trust Agreements have been qualified under the Trust Indenture Act of
1939, as amended (the "1939 Act") and (iii) all Pass Through Certificates issued have been issued and sold in compliance with applicable federal and state securities and blue sky laws and solely in the manner stated in the Registration Statement. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the Documents.

        Based on the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion, when issued in exchange for the Old Certificates pursuant to the Registration Rights Agreement and authenticated pursuant to the Pass Through Trust Agreements, the New Certificates will be legally and validly issued and entitled to the benefits of the Pass Through Trust Agreements.

        The foregoing opinion is subject to the following assumptions, exceptions and qualifications:

        A. To the extent that our opinions expressed herein involve conclusions as to the matters set forth in the opinions dated the date hereof of Morris, James, Hitchens & Williams LLP, or Linda Mitchell, Esq. being delivered on the date hereof, we have assumed, without independent investigation, the correctness of the matters set forth in such opinions.

        B. We have assumed the due authorization, execution and delivery of the Documents by each of the parties thereto and, that each of such parties has the power and authority to execute, deliver and perform each Document, that such execution, delivery and performance by such party is not ultra vires, that each such party has obtained or made all necessary consents, approvals, filings and registrations in connection therewith, that such execution, delivery and performance does not violate its charter, by-laws or similar instrument and that Wilmington Trust Company, in its individual capacity and as Pass Through Trustee under each Trust, as Subordination Agent, as Escrow Agent and as Paying Agent is duly organized, validly existing and in good standing in its jurisdiction of organization and qualified to transact business in each other jurisdiction where such qualification is required.

        C. We have assumed the due authorization, execution and issuance of the New Certificates by the Trustee and the due authentication thereof by the Trustee and the delivery thereof against payment therefor, all in accordance with each of the related Pass Through Trust
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America West Airlines, Inc.
September 13, 2001
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Agreements, and that the New Certificates conform to the forms thereof examined by us.

        D. We have assumed that all signatures on documents examined by us are genuine, that all persons signing such documents have legal capacity, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

        E. The opinions expressed herein are given as of the date hereof. We assume no obligation to advise you of any facts or circumstance that may come to our attention, or any changes in law that may occur after the date hereof, which may affect the opinion expressed herein.

        F. The opinions set forth above are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii) state securities or blue sky laws of federal securities laws, including the Securities Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act,
(iii) any federal or state tax, antitrust or fraudulent transfer or conveyance laws, (iv) ERISA, as amended, or (v) the Aviation Act, or any other laws, rules or regulations governing, regulating or relating to the acquisition, ownership, registration, use or sale of an aircraft, airframe or aircraft engine or to the particular nature of the equipment to be acquired.
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America West Airlines, Inc.
September 13, 2001
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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to Vedder, Price, Kaufman & Kammholz under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                           Very truly yours,

                                           /s/ Vedder, Price, Kaufman & Kammholz

                                           Vedder, Price, Kaufman & Kammholz